UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):                                                                                                 May 16, 2023

Waterstone Financial, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36271	90-1026709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11200 W Plank Ct, Wauwatosa, Wisconsin  53226
(Address of principal executive offices)
414-761-1000
Registrant’s telephone number, including area code:
Not Applicable
Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	WSBF	The NASDAQ Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities and Exchange Act of 1934.

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2023 Annual Meeting of Shareholders on May 16, 2023. The shareholders (i) elected three members of the Company's Board of Directors to serve until 2026; (ii) ratified the selection of Forvis, LLP as Waterstone Financial, Inc.'s independent registered public accounting firm and (iii) approved, in an advisory vote, the compensation of the Company's named executive officers. There were 21,929,777 outstanding shares eligible to vote as of March 22, 2023, the record date for the 2023 Annual Meeting. The results of the matters submitted to a vote at the Annual Meeting of Shareholders were as follows:

Proposal 1: "Election of the below named nominees to the Board of Directors of Waterstone Financial, Inc."

The following votes were cast in the proposal regarding Director Nominees:

Director Nominees	For	Withheld
Michael Hansen	13,916,792	1,772,480
Stephen Schmidt	11,952,225	3,737,017
Derek Tyus	15,195,029	494,213

Proposal 2: "Ratification of the selection of Forvis, LLP as the Company's auditors for the year ending December 31, 2023."

The following votes were cast:

For	Against	Abstain
18,637,873	205,514	15,037

Proposal 3: "An advisory, non-binding resolution to approve the executive compensation."

The following votes were cast:

For	Against	Abstain
14,792,186	801,248	95,808

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waterstone Financial, Inc.

Date: May 18, 2023		/s/ William F. Bruss
	Name:	William F. Bruss
	Title:	President and Secretary